UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
September 29, 2010
_________________________

GENERAL MARITIME CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

REPUBLIC OF THE MARSHALL ISLANDS
(STATE OR OTHER JURISDICTION OF INCORPORATION)

001-34228	66-071-6485
(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

299 Park Avenue
New York, New York 10171
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 763-5600
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Not Applicable
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

First Amendment and Waiver to 2010 Credit Facility

On September 29, 2010, General Maritime Corporation (the “Company”) entered into an amendment (the “Amendment”) to its Credit Agreement, dated as of July 16, 2010 (the “2010 Credit Facility”), by and among the Company, General Maritime Subsidiary II Corporation, as borrower, the lenders party thereto, Nordea Bank Finland plc, New York Branch (“Nordea”), as the administrative agent and collateral agent and DnB Nor Bank ASA, New York Branch (“DnB”), together with Nordea, as joint lead arrangers and joint book runners.  The Amendment allows the Company an additional one-year period (ending on September 30, 2011) to raise at least $52.4 million from the issuance of its common stock, which represents a portion of the aggregate purchase price of two of the seven vessels that the Company agreed to acquire from subsidiaries of Metrostar Management Corporation (“Metrostar”) in June 2010 that remain to be delivered.

Bridge Loan Credit Facility

On October 4, 2010, the Company entered into a term loan facility (the “Bridge Loan Credit Facility”) by and among the Company, as parent, Arlington Tankers Ltd., as borrower (“Arlington Tankers”), the lenders party thereto, Nordea, as the administrative agent and collateral agent and DnB, together with Nordea, as joint lead arrangers and joint book runners.  The Bridge Loan Credit Facility provides for a total commitment of $22.8 million in a single borrowing and will be used to finance the acquisition of one of the seven vessels that the Company agreed to acquire from subsidiaries of Metrostar in June 2010.

Under the Bridge Loan Credit Facility, the Company is permitted to pay cash dividends limited to $.01 per share per quarter.  The Bridge Loan Credit Facility provides for the repayment of the term loan at or before the maturity date which is October 4, 2011.  Interest is payable on the last day of each interest period to be selected by the Company and, in the case of an interest period of a duration longer than three months, every three months after the first day of such interest period, on any repayment or prepayment, at maturity and, after such maturity, on demand.

The Bridge Loan Credit Facility carries an interest rate of LIBOR plus 300 basis points on the outstanding portion.  This interest rate shall be increased to LIBOR plus 350 basis points if the outstanding loans have not been repaid in full on or prior to December 31, 2010.  The Bridge Loan Credit Facility is secured by the vessel Genmar Vision (the “Vision”), as well as Arlington Tankers’ equity interests in Vision Ltd. (the owner of the Genmar Vision), insurance proceeds, earnings and certain long-term charters of the Vision and certain deposit accounts related to the Genmar Vision.  Vision Ltd. will also provide an unconditional guaranty of amounts owing under the Bridge Loan Credit Facility.

The Bridge Loan Credit Facility requires the Company to sell assets by December 15, 2010 resulting in proceeds in an amount sufficient to repay the Bridge Loan Credit Facility.  The Company intends to review potential asset sales through the sale or sale/leaseback of its vessels and alternative refinancing transactions by that date or seek a waiver from the lenders.

The other covenants, conditions precedent to borrowing, events of default and remedies under the Bridge Loan Credit Facility are substantially similar in all material respects to those contained in the Company’s existing credit facilities.

The foregoing description of the Bridge Loan Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Bridge Loan Credit Facility, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The information set forth above under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 8.01.	Other Events.

The Company announced on October 5, 2010 that its Board of Directors (the “Board”) has adopted a new dividend policy pursuant to which the Company intends to limit dividends paid by the Company in any fiscal quarter to $0.01 per share for so long as the Bridge Loan Credit Facility remains in effect, subject to the definitive determinations of the Board in connection with the declaration and payment of any such dividends.

The Company's ability to pay dividends in any period will depend upon factors including applicable provisions of Marshall Islands law, restrictions under the Company's credit facilities and indenture governing the Company's Senior Notes and the final determination by the Board of Directors each quarter after its review of the Company's financial performance. The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves. As a result, the amount of dividends actually paid may vary. The Company's dividend policy may be changed at any time by the Board.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1
Credit Agreement, dated as of October 4, 2010, among the General Maritime Corporation, as parent, Arlington Tankers Ltd., as borrower, the lenders party thereto, Nordea Bank Finland plc, New York Branch, as the administrative agent and collateral agent and DnB Nor Bank ASA, New York Branch, together with Nordea, as joint lead arrangers and joint book runners.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management's current expectations and observations. Included among the factors that, in the Company's view, could cause actual results to differ materially from the forward looking statements contained in this Current Report on Form 8-K are the following: loss or reduction in business from the Company’s significant customers; the failure of the Company’s significant customers to perform their obligations owed to us; changes in demand; a material decline in rates in the tanker market; changes in production of or demand for oil and petroleum products, generally or in particular regions; greater than anticipated levels of tanker newbuilding orders or lower than anticipated rates of tanker scrapping; changes in rules and regulations applicable to the tanker industry, including, without limitation, legislation adopted by international organizations such as the International Maritime Organization and the European Union or by individual countries; actions taken by regulatory authorities; actions by the courts, the U.S. Coast Guard, the U.S. Department of Justice or other governmental authorities and the results of the legal proceedings to which the Company or any of its vessels may be subject; changes in trading patterns significantly impacting overall tanker tonnage requirements; changes in the typical seasonal variations in tanker charter rates; changes in the cost of other modes of oil transportation; changes in oil transportation technology; increases in costs including without limitation: crew wages, insurance, provisions, repairs and maintenance; changes in general domestic and international political conditions; changes in the condition of the Company's vessels or applicable maintenance or regulatory standards (which may affect, among other things, the company's anticipated drydocking or maintenance and repair costs); changes in the itineraries of the Company’s vessels; adverse changes in foreign currency exchange rates affecting the Company’s expenses; the fulfillment of the closing conditions under, or the execution of customary additional documentation for, the Company’s agreements to acquire vessels; sourcing, completion and funding of financing on acceptable terms; financial market conditions and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K/A for the year ended December 31, 2009 and its subsequent reports on Form 10-Q and Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MARITIME CORPORATION
(Registrant)

By:	/s/ Leonidas J. Vrondissis
Name:	Leonidas J. Vrondissis
Title:	Vice President, Finance

Date: October 5, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1
Credit Agreement, dated as of October 4, 2010, among the General Maritime Corporation, as parent, Arlington Tankers Ltd., as borrower, the lenders party thereto, Nordea Bank Finland plc, New York Branch, as the administrative agent and collateral agent and DnB Nor Bank ASA, New York Branch, together with Nordea, as joint lead arrangers and joint book runners.